Exhibit 8.1

January 4, 2019

Platinum Eagle Acquisition Corp.

2121 Avenue of the Stars, Suite 2300

Los Angeles, California 90067

Re: United States Federal Income Tax Consequences

Ladies and Gentlemen:

We have acted as counsel to Platinum Eagle Acquisition Corp., a Cayman Islands exempted company (the “Company”) that will become a Delaware corporation in connection with (i) the merger of Algeco US Holdings LLC, a Delaware limited liability company (“Target Parent”), the owner of Target Logistics Management, LLC, a Massachusetts limited liability company (“Target”) with and into Arrow Bidco, LLC, a Delaware limited liability company (“Arrow Bidco”), with Arrow Bidco surviving the merger, pursuant to the terms and subject to the conditions of the agreement and plan of merger, dated as of November 13, 2018, as may be amended from time to time (the “Target Merger Agreement”), by and among the Company, Topaz Holdings LLC, a Delaware limited liability company (f/k/a Topaz Holdings Corp.) and a wholly owned subsidiary of the Company (the “Holdco Acquiror”), Algeco Investments B.V., a Netherlands besloten vennotschap (“Algeco Seller”), Target Parent and Arrow Bidco, and (ii) the merger of Signor Merger Sub LLC, a Delaware limited liability company (f/k/a Signor Merger Sub Inc.) and a wholly-owned subsidiary of the Company and sister company to the Holdco Acquiror (“Signor Merger Sub”) with and into Arrow Parent Corp., a Delaware Corporation (“Signor Parent”), the owner of Arrow Bidco and RL Signor Holdings, LLC, a Delaware limited liability company (“Signor”), with Signor Parent, as sole parent of Arrow Bidco, surviving the merger, pursuant to the terms and subject to the conditions of the agreement and plan of merger, dated as of November 13, 2018, as may be amended from time to time (the “Signor Merger Agreement” and, together with the Target Merger Agreement, the “Merger Agreements”), by and among the Company, the Holdco Acquiror, Signor Merger Sub, Signor Parent and Arrow Holdings S.a.r.l., a Luxembourg société à responsabilité limitée (“Arrow Seller”) (the transactions contemplated by the Merger Agreements, the “Business Combination”). Immediately following the transactions contemplated by the Signor Merger Agreement and prior to the transactions contemplated by the Target Merger Agreement, Signor Parent will merge with and into the Holdco Acquiror, with the Holdco Acquiror surviving the merger. Upon the consummation of the Business Combination, the Holdco Acquiror will become the sole parent of Arrow Bidco, which shall be the sole parent of each of Target and Signor and a wholly owned subsidiary of the Company. As a condition to the effectiveness of the Business Combination, the Company is required to change its jurisdiction of incorporation by discontinuing as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”). The Domestication is expected to be effectuated three calendar days prior to the closing of the Business Combination (the “Closing”). The continuing entity following the Domestication will continue to be named Platinum Eagle Acquisition Corp. (“Platinum Eagle Delaware”) and, concurrently with the Closing, will be renamed Target Hospitality Corp. (“Target Hospitality”).

This opinion is being delivered in connection with the Registration Statement of the Company on Form S-4, which was initially filed with the Securities and Exchange Commission on November 13, 2018, as amended and supplemented through the date hereof (the “Registration Statement”). Capitalized terms used herein but not defined shall have the meanings set forth in the Merger Agreements.

In preparing the opinion set forth below, we have examined and reviewed originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Merger Agreements; (iii) the form of certificate of incorporation of Platinum Eagle Delaware to be effective upon the Domestication (the “Interim Domestication Charter”); (iv) the form of amended and restated certificate of incorporation of Target Hospitality to be effective upon the Closing (the “Target Hospitality Charter”); (v) the form of bylaws of Platinum Eagle Delaware to be effective upon the Domestication, which will become the bylaws of Target Hospitality following the Closing (the “Bylaws”); and (vi) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for our opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such latter documents.

In rendering our opinion, we have relied upon statements and representations of officers and other representatives of the Company, and we have assumed that such statements and representations, are and will continue to be true and correct through the Closing without regard to any qualification as to knowledge, belief, intent, or otherwise.

January 4, 2019 Page 2

In rendering our opinion, we have assumed, without any independent investigation or examination thereof, that (i) the Domestication and the Business Combination will be consummated in the manner described in the Merger Agreements and the Registration Statement, will be effective under applicable state law, and that none of the terms or conditions contained therein will be waived or modified and (ii) the Merger Agreements and the Registration Statement accurately and completely reflect the facts relating to the Domestication and the Business Combination. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, representations and warranties set forth in the documents referred to above.

Our opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (the “Service”), and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations, possibly with retroactive effect. A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. Moreover, there can be no assurance that positions contrary to our opinion will not be taken by the Service or, if challenged, by a court.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we are of the opinion that the statements set forth in the Registration Statement under the caption “U.S. Federal Income Tax Consequences,” insofar as they purport to constitute summaries of certain provisions of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of such matters described therein in all material respects.

Except as expressly set forth above, we express no other opinion. This opinion has been prepared solely in connection with the Registration Statement and may not be relied upon for any other purpose without our prior written consent.

This opinion is being delivered prior to the consummation of the Domestication and the Business Combination and therefore is prospective and dependent on future events. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the headings “U.S. Federal Income Tax Considerations” in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities Exchange Commission (the “SEC”) thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Winston & Strawn LLP